Exhibit 10.1

$750,000,000

CHARTER COMMUNICATIONS, INC.

5.875% CONVERTIBLE SENIOR NOTES DUE 2009

PURCHASE AGREEMENT

Dated November 16, 2004

November 16, 2004

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich St.
New York, New York 10013

Ladies and Gentlemen:

Charter Communications, Inc, a corporation organized under the laws of Delaware (the "Issuer"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Purchasers"), for whom you (the "Representatives") are acting as representatives, $750,000,000 original principal amount of its 5.875% Convertible Notes Due 2009 (the "Firm Securities"). The Issuer also proposes to grant to the Purchasers an option to purchase up to $112,500,000 additional original principal amount of such Securities (the "Option Securities" and, together with the Firm Securities, the "Securities") solely for the purpose of covering over-allotments. The Securities are convertible into shares of Class A Common Stock, par value $.001 per share (the "Common Stock") of the Issuer at the conversion price set forth herein (as so converted, the "Converted Common Stock"). The Securities are to be issued under an indenture (the "Indenture"), to be dated as of the Time of Delivery, between the Issuer and Wells Fargo Bank, N.A., as trustee (the "Trustee"). The Securities will have the benefit of a registration rights agreement (the "144A Registration Rights Agreement"), to be dated as of the Time of Delivery, between the Issuer and the Purchasers, pursuant to which the Issuer will agree to register the resale of the Securities and the Converted Common Stock under the Act subject to the terms and conditions therein specified. The Securities will also have the benefit of a pledge of treasury securities by Charter Communications Holding Company, LLC to the Issuer (the "Holdings Pledge Agreement") and a subsequent pledge of such treasury securities by the Issuer to the Collateral Agent (the "Issuer Pledge Agreement"). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Purchasers, and the terms Representatives and Purchasers shall mean either the singular or plural as the context requires.

The Issuer further proposes to enter into a Share Lending Agreement between the Issuer, Citigroup Global Markets Limited and Citigroup Global Markets Inc., as agent (the "Share Lending Agreement"), pursuant to which the Issuer will lend shares of Common Stock to Citigroup Global Markets Limited (the "Borrowed Common Stock"). The Borrowed Common Stock will have the benefit of a registration rights agreement to be dated as of the Time of Delivery, between the Issuer and Citigroup Global Markets Inc., pursuant to which the Issuer will agree to register the sale of the Borrowed Common Stock under the Act (the "Borrowed Stock Registration Rights Agreement.").

We collectively refer to this Agreement, the Indenture, the 144A Registration Rights Agreement, the Holdings Pledge Agreement, the Issuer Pledge Agreement, the Stock Lending Agreement and the Borrowed Stock Registration Rights Agreement as the "Transaction Documents."

The sale of the Securities to the Purchasers will be made without registration of the Securities or the Converted Common Stock under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuer has prepared an offering memorandum, dated November 16, 2004 (the "Offering Memorandum"). The Offering Memorandum sets forth certain information concerning the Issuer and its subsidiaries, the Securities and the Converted Common Stock. The Issuer hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Purchasers.

    Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, each of the Purchasers that:
      The Offering Memorandum and any amendments or supplements thereto does not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Purchasers furnished in writing to the Issuer by or on behalf of a Purchaser through the Representative expressly for use therein;
      None of the Issuer or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock or limited liability company interests or long-term debt of the Issuer or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members' or stockholders' equity or results of operations of the Issuer's subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum;
      The Issuer and each of its subsidiaries has good and marketable title to all real property and good and valid title to all personal property owned by it reflected as owned in the financial statements included in the Offering Memorandum, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer and its subsidiaries; and any real property and buildings held under lease by the Issuer and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuer and its subsidiaries;
      The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has power and authority to own its properties and conduct its business as described in the Offering Memorandum and to execute, deliver and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and is not subject to liability or disability by reason of the failure to be so qualified in any such jurisdiction, except such as would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Issuer and the Issuer's subsidiaries, taken as a whole (a "Material Adverse Effect"); each of the Issuer's subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, in each case except such as would, individually or in the aggregate, not result in a Material Adverse Effect;
      All the outstanding capital stock, limited liability company interests or partnership interests, as the case may be, of the Issuer and each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Issuer (each a "Significant Subsidiary") have been duly and validly authorized and issued, are fully paid and nonassessable and (except as otherwise set forth in the Offering Memorandum) are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims;
      The Issuer's authorized equity capitalization is as set forth or incorporated by reference in the Offering Memorandum; the capital stock of the Issuer conforms to the description thereof contained or incorporated by reference in the Offering Memorandum; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Converted Common Stock have been duly authorized and, when issued upon conversion of the Securities against payment of the conversion price in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and nonassessable; the Board of Directors of the Issuer has duly and validly adopted resolutions reserving such shares of Converted Common Stock for issuance upon conversion of the Securities; the shares of Borrowed Common Stock have been duly authorized and, when issued upon payment of the Loan Fee (as defined in the Share Lending Agreement) in accordance with the terms of the Share Lending Agreement, will be validly issued, fully paid and nonassessable; the Board of Directors of the Issuer has duly and validly adopted resolutions reserving such shares of Borrowed Common Stock for issuance upon payment of the Loan Fee in accordance with the terms of the Share Lending Agreement; the holders of outstanding shares of capital stock of the Issuer are not entitled to preemptive or other rights to subscribe for the Securities or the shares of Converted Common Stock or Borrowed Common Stock; and, except as set forth in the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Issuer are outstanding;
      This Agreement has been duly authorized and executed by the Issuer;
      The Securities have been duly authorized and, when executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to, and paid for, by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer entitled to the benefits provided by the Indenture under which they are to be issued and enforceable against the Issuer in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and will be convertible into Common Stock in accordance with their terms;
      The Indenture has been duly authorized, and when executed and delivered by the Issuer (assuming the due execution and delivery thereof by the Trustee), will constitute a valid and legally binding instrument, enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture meets the requirements for qualification under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and the Indenture conforms in all. material respects to the descriptions thereof in the Offering Memorandum;
      The 144A Registration Rights Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the other parties thereto), will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles, whether arising in equity or at law);
      The Stock Lending Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the other parties thereto), will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject, as to enforcement , to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles, whether arising in equity or at law);
      The Borrowed Stock Registration Rights Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the other parties thereto), will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles, whether arising in equity or at law);
      The Holdings Pledge Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the other parties thereto), will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles, whether arising in equity or at law);
      The Issuer Pledge Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the other parties thereto), will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general equitable principles, whether arising in equity or at law);
      None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;
      Prior to the date hereof, none of the Issuer or any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Issuer in connection with the offering of the Securities.
      The issue and sale of the Securities, the issuance of the Converted Common Stock and the Borrowed Common Stock and the compliance by the Issuer with all provisions of the Securities and the Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, permit or other agreement or instrument to which the Issuer any of the Issuer's subsidiaries is a party or by which the Issuer or any of the Issuer's subsidiaries is bound or to which any of the property or assets of the Issuer or any of the Issuer's subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of the Issuer's subsidiaries or any of their properties, including, without limitation, the Securities Act of 1933, as amended, (the "Act"), the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996 (collectively, the "Cable Acts"), any order, rule or regulation of the Federal Communications Commission (the "FCC"), or the Order Instituting Cease and Desist Proceedings, Making Findings, and Imposing a Cease and Desist Order Pursuant to Section 21C of the Securities and Exchange Act of 1934, dated July 27, 2004, issued In the Matter of Charter Communications, Inc., except where such conflicts, breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect and would not have the effect of preventing the Issuer from performing any of its respective obligations under the Securities or the Transaction Documents; nor will such action result in any violation of the certificate of incorporation or bylaws of the Issuer; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required, including, without limitation, under the Cable Acts or any order, rule or regulation of the FCC, for the issue and sale of the Securities or the consummation by the Issuer of the transactions contemplated by the Transaction Documents, except such consents, approvals, authorizations, registrations or qualifications as have been made or except as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Converted Common Stock by the Purchasers and the Borrowing of the Borrowed Shares pursuant to the Share Lending Agreement and except such as will be made in the case of the 144A Registration Rights Agreement, the Borrowed Share Registration Rights Agreement or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD");
      None of the Issuer or any of the Issuer's subsidiaries is (i) in violation of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational document, as the case may be, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of the terms of any franchise agreement, or any law, statute, rule or regulation or any judgment, decree or order, in any such case, of any court or governmental or regulatory agency or other body having jurisdiction over the Issuer, the Parent Companies or any of the Issuer's subsidiaries or any of their properties or assets, including, without limitation, the Cable Acts or any order, rule or regulation of the FCC, except, in the case of clauses (ii) and (iii), such as would not, individually or in the aggregate, have a Material Adverse Effect;
      The statements set forth in the Offering Memorandum under the caption "Description of the Notes," insofar as it purports to constitute a summary of the terms of the Securities and (i) in the Offering Memorandum under the captions "Risk Factors," "Description of the Share Lending Agreement," "Description of Certain Indebtedness," and "United States Federal Income Considerations;" (ii) in the Annual Report on Form 10-K for the Year Ended December 31, 2003, under the captions "Item 1. Business," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources," "Item 10. Directors and Executive Officers of the Registrant," "Item 11. Executive Compensation," "Item 12. Security Ownership of Certain Beneficial Owners and Management," and "Item 13. Certain Relationships and Related Transactions;" and (iii) in each of the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2004, the Quarterly Report on Form
      10-Q for the Quarter Ended June 30, 2004 and the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2004, in each case under the caption "Item 2. Liquidity and Capital Resources," insofar as they purport to describe the provisions of the laws, documents and arrangements referred to therein and to the extent not superceded by subsequent disclosure, are accurate in all material respects;
      Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings (including, without limitation, by the FCC or any franchising authority) pending to which the Issuer or any of the Issuer's subsidiaries is a party or of which any property of the Issuer or any of the Issuer's subsidiaries is the subject which, if determined adversely with respect to the Issuer or any of the Issuer's subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best knowledge of the Issuer and,except as disclosed in the Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
      The Issuer and the Issuer's subsidiaries carries insurance (including, without limitation, self-insurance) in such amounts and covering such risks as in the reasonable determination of the Issuer is adequate for the conduct of its business and the value of its properties;
      Except as set forth in the Offering Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Issuer or its subsidiaries which is pending or, to the best knowledge of the Issuer, threatened which would, individually or in the aggregate, have a Material Adverse Effect;
      The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act;
      The Issuer is not and after giving effect to the offering and sale of the Securities will not be, an "investment company" or any entity "controlled" by an "investment company" as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act");
      None of the Issuer or any of its affiliates, nor any person authorized to act on their behalf (other than the Purchasers, as to whom the Issuer make no representations) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities, the Converted Common Stock or the Borrowed Common Stock under the Act;
      None of the Issuer or any of the Issuer's subsidiaries, or any person authorized to act on their behalf (other than the Purchasers, as to whom the Issuer makes no representation) has offered or sold, the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act with respect to the Securities or the Converted Common Stock, the Borrowed Common Stock and the Issuer, any affiliate of the Issuer and any person authorized to act on its behalf (other than the Purchasers, as to whom the Issuer makes no representation) has complied with and will implement the offering restriction within the meaning of such Rule 902;

    aa. Within the preceding six months, none of the Issuer or any other person authorized to act on its behalf (other than the Purchasers, as to whom the Issuer make no representation) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Issuer will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Issuer, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Issuer by Citigroup Global Markets Inc.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;
    bb. The consolidated financial statements (including the notes thereto) included or incorporated by reference in the Offering Memorandum present fairly in all material respects the respective consolidated financial positions, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis (except as otherwise noted therein). The selected historical financial data in the Offering Memorandum present fairly in all material respects the information shown therein and, except with respect to the selected historical financial data for the calendar year ended December 31, 1999 (which has not been restated), have been prepared and compiled on a basis consistent with the audited financial statements included therein;
    cc. The pro forma financial information included in the Offering Memorandum (i) complies as to form in all material respects with the applicable requirements of Regulation S-X for Form S-1 promulgated under the Exchange Act, and (ii) has been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial information included in the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;
    dd. KPMG LLP, who has certified the financial statements included in the Offering Memorandum, is a firm of independent public accountants as required by the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, based upon representations by such firm to us;
    ee. The Issuer and the Issuer's subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property") necessary to conduct the business now or proposed to be operated by each of them as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Issuer and the Issuer's subsidiaries has received any notice of infringement of or conflict with (and none actually knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which, if any such assertion of infringement or conflict were sustained would, individually or in the aggregate, have a Material Adverse Effect;
    ff. Except as described in the Offering Memorandum, the Issuer and the Issuer's subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to so obtain or file would not, individually or in the aggregate, have a Material Adverse Effect;
    gg. The Issuer and the Issuer's subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Issuer or any of its subsidiaries (other than those which the amount or validity thereof are currently being challenged in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant entity) that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;
    hh. The Issuer and the Issuer's subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
    ii. Except as described in the Offering Memorandum: (i) each of the franchises held by, or necessary for any operations of, the Issuer and its subsidiaries that are material to the Issuer and its subsidiaries, taken as a whole, is in full force and effect, with no material restrictions or qualifications; (ii) to the best knowledge of the Issuer, no event has occurred which permits, or with notice or lapse of time or both .would permit, the revocation or non- renewal of any such franchises, assuming the filing of timely renewal applications and the timely payment of all applicable filing and regulatory fees to the applicable franchising authority, or which would be reasonably likely to result, individually or in the aggregate, in any other material impairment of the rights of the Issuer and the Issuer's subsidiaries in such franchises; and (iii) the Issuer has no reason to believe that any franchise that is material to the operation of the Issuer and its subsidiaries will not be renewed;
    jj. Each of the programming agreements entered into by, or necessary for any operations of, the Issuer or its subsidiaries that are material to the Issuer and its subsidiaries, taken as a whole, is in full force and effect (or in any cases where the Issuer or its subsidiaries and any suppliers of content are operating in the absence of an agreement, such content providers and the Issuer and its subsidiaries provide and receive service in accordance with terms that have been agreed to or consistently acknowledged or accepted by both parties, including, without limitation, situations in which providers or suppliers of content accept regular payment for the provision of such content); and to the best knowledge of the Issuer, no event has occurred (or with notice of lapse of time or both would occur) which would be reasonably likely to result in the early termination or non-renewal of any such programming agreements and which would, individually or in the aggregate, result in a Material Adverse Effect; no amendments or other changes to such programming agreements, other than amendments relating to intra-company transfers, extensions of termination dates or pricing adjustments, together with other changes that are not in the aggregate material, have been made to the copies of the programming agreements provided for the review of the Purchasers or their representatives;
    kk. The Issuer and the Issuer's subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of `them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to. comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;
    ll. Immediately after the consummation of this offering (including after giving effect to the execution, delivery and performance of this Agreement and the Indenture and the issuance and sale of the Securities), (i) the fair market value of the assets of each of Charter Communications Holdings, LLC, CCH I, LLC, CCH II, LLC, CCO Holdings, LLC, Charter Communications Operating, LLC and the Issuer, each on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (ii) the present fair saleable value of the assets of each of Holdings, CCH I, LLC, CCH II, LLC, CCOH and the Issuer, each on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries; (iii) each of Charter Communications Holdings, LLC, CCH I, LLC, CCH II, LLC, CCO Holdings, LLC, Charter Communications Operating, LLC and the Issuer, each on a consolidated basis with its subsidiaries, is and will be able to pay its debts, on a consolidated basis with its subsidiaries, as such debts respectively mature or otherwise become absolute or due; and (iv) each of Charter Communications Holdings, LLC, CCH I, LLC, CCH II, LLC, CCO Holdings, LLC, Charter Communications Operating, LLC and the Issuer, on a consolidated basis with its subsidiaries, does not have and will not have unreasonably small capital with which to conduct its respective operations;
    mm. The Issuer maintains a system of disclosure controls and procedures to ensure that material information relating to the Issuer, including its consolidated subsidiaries, is made known to each of them by others within those entities, particularly during the period in which the periodic reports are being prepared;
    nn. There is, and has been, no failure on the part of the Issuer or the Issuer's subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications;
    oo. The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate;
    pp. Each of the relationships and transactions specified in Item 404 of Regulation S-K that would have been required to be described in a Form 10-K have been so described in the Offering Memorandum (exclusive of any amendment or supplement thereto); and
    qq. Prior to the date hereof, the Issuer has received and will furnish to the Representatives letters, each substantially in the form of Exhibit A hereto, duly executed by each executive officer and director of the Issuer and addressed to the Representatives; provided however that such letters have not been received for Charles Lillis and Robert May.
    Purchase and Sale.
      Subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuer the original principal amount of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto, at an aggregate purchase price of 96.500% of the original principal amount thereof).
      Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Purchasers to purchase, severally and not jointly, the Option Securities, solely for the purpose of satisfying over-allotments, at the same purchase price as the Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from November 22, 2004 to the settlement date for the Option Securities which settlement date shall be no later than the 12th calendar day following the Time of Delivery. The option may be exercised in whole or in part (but not more than once) upon written or telegraphic notice by the Representatives to the Issuer setting forth the original principal amount of Option Securities as to which of the several Purchasers are exercising the option and the settlement date (such settlement date, the "Option Closing Date"). Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 4 hereof. The original principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total original principal amount of Option Securities to be purchased by the several Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.
    Representations, Warranties and Covenants of the Purchasers. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with the Issuer that:
      It will offer and sell the Securities only to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;
      It is an institutional "accredited investor" within the meaning of Regulation D under the Act; and
      It has not offered and will not offer or sell the Securities by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) under the Act.
    Delivery and Payment.
      Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Time of Delivery) shall be made at 10:00 A.M., New York City time, on November 22, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Time of Delivery"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Purchasers against payment by the several Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
      If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Time of Delivery, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives on the Option Closing Date specified by the Representatives (which shall be no earlier than three Business Days after exercise of said option) for the respective accounts of the several Purchasers, against payment by the several Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. If settlement for the Option Securities occurs after the Time of Delivery, the Issuer will deliver to the Representatives on the Option Closing Date, and the obligation of the Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Time of Delivery pursuant to Section 7 hereof.
      The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including, without limitation, the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(m) hereof, will be delivered at such time and date at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 or such other location as the parties mutually agree (the "Closing Location"), and the Securities will be delivered to the Depository Trust Company, unless otherwise instructed by the Representatives, all at the Time of Delivery. A meeting will be held at the Closing Location at 6 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
    Agreements. The Issuer agrees with each of the Purchasers:
      To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall not be approved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;
      Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Issuer shall not be required to qualify as a foreign corporation or limited liability company, as the case may be, or to file a general consent to service of process in any jurisdiction;
      To furnish the Purchasers with copies of the Offering Memorandum and each amendment or supplement thereto signed by an authorized officer of each of the Issuer with the independent accountants' reports in the Offering Memorandum, and any amendment or supplement containing amendments to the financial statements covered by such reports, signed by the accountants, and additional copies thereof in, such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;
      Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;
      At any time when the Issuer is not subject to or in compliance with Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities or Converted Common Stock, to furnish at the Issuer's expense, upon request, to holders of Securities or Converted Common Stock and prospective purchasers of such securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;
      If such documents are not then available on the Commission's EDGAR Database, to furnish or make electronically available to the holders of the Securities or Converted Common Stock as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, members' or stockholders' equity and cash flows of the Issuer and its consolidated subsidiaries certified by independent public accountants), and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make electronically available to holders of the Securities, or the Converted Common Stock, consolidated summary financial information of the Issuer and its subsidiaries for such quarter in reasonable detail;
      If such documents are not then available on the Commission's EDGAR Database, during a period of three years from the date of the Offering Memorandum, to furnish or make electronically available to you, copies of all reports or other communications (financial or other) furnished to holders of ownership interests of the Issuer, and to furnish or make electronically available to you, as soon as they are available, of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities, the Common Stock, or any class of securities of the Issuer is listed;
      During the period of two years after the Time of Delivery, the Issuer will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities, or Converted Common Stock, which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;
      To use the net proceeds received from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";
      To issue, no later than the close of business on the business day following the Time of Delivery, an Irrevocable Notice of Redemption, pursuant to the Indenture governing the 5.75% Convertible Senior Notes due 2005, calling for redemption all notes outstanding under such Indenture;
      None of the Issuer or any of its affiliates, nor any person authorized to act on its behalf (other than the Purchasers, as to whom the Issuer takes no responsibility), will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States;
      None of the Issuer or any of its affiliates, nor any person authorized to act on its behalf (other than the Purchasers, as to whom the Issuer takes no responsibility) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities, the Converted Common Stock or the Borrowed Common Stock under the Act, except pursuant to the 144A Registration Rights Agreement or the Borrowed Stock Registration Rights Agreement, as applicable;
      Except as otherwise permitted by Regulation M under the Exchange Act, none of the Issuer or any of its affiliates will take, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;
      The Issuer will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities;
      The Issuer will reserve and keep available at all times, free of preemptive rights, the full number of shares of Borrowed Common Stock issuable pursuant to the Share Lending Agreement;
      The Issuer will not and will not permit any of its affiliates or anyone authorized to act on behalf of the Issuer or their affiliates, for a period of 90 days following the date hereof, without the prior written consent of Citigroup Global Markets Inc., directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any Affiliate of the Issuer or any person in privity with the Issuer or any Affiliate of the Issuer of, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of capital stock of the Issuer or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Issuer (other than the Securities), or publicly announce an intention to effect any such transaction; provided, however, that the Issuer may (i) issue and loan Common Stock pursuant to the Share Lending Agreement, (ii) may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Issuer described in the Offering Memorandum and in effect as of the date hereof, (iii) may issue Common Stock issuable upon the conversion of the Securities or the conversion of any other securities or the exercise of warrants outstanding as of the date hereof and described in the Offering Memorandum, (iv) may issue securities to officers, directors and employees under existing incentive plans approved by the Board of Directors of the Issuer or to consultants or other service providers as approved by the Board of Directors of the Issuer, (v) may issue securities in exchange for securities of the Issuer or its subsidiaries outstanding on the date hereof, (vi) may issue stock pursuant to agreements existing on the date hereof (but only to the extent such agreements have been previously disclosed in the Issuer's filings pursuant to the Act or the Exchange Act, and (vii) may issue securities in settlement of any bona fide claim, including, without limitation, the securities to be issued in connection with the litigation described in the Issuer's Quarterly Report on Form 10-Q for the period ended September 30, 2004 (including the issuance of securities to the Issuer's insurance carrier).
      The Issuer will use its best efforts prior to the Time of Delivery to cause the Securities to be eligible for the PORTAL trading system of the NASD.
    Agreement to Pay Certain Fees. The Issuer covenants and agrees with the several Purchasers that the Issuer will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer's counsel and accountants in connection with the issue of the Securities and the issuance of the Converted Common Stock and all other expenses in connection with the preparation, printing and filing of the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, the Transaction Documents, the Securities, the Blue Sky and Legal Investment Memoranda, closing documents (including, without limitation, any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including, without limitation, the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6 and Sections 9 and 12 hereof; the Purchasers will pay all their own costs and expenses, including, without limitation, the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
    Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Firm Securities and the Option Securities shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuer herein are, at and as of the date hereof and the Time of Delivery, true and correct, the condition that the Issuer shall have performed all their obligations hereunder theretofore to be performed, and the following additional conditions shall have been satisfied on or prior to the Closing Date:
      The Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Purchasers, such opinion or opinions, dated the Time of Delivery and addressed to the Purchasers, with respect to the issuance and sale of the Securities, the Transaction Documents, the Offering Memorandum (as amended or supplemented at the Time of Delivery) and other related matters as the Purchasers may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
      The Purchasers shall have received from Davis Polk & Wardwell LLP, special counsel for the Purchasers, such opinion or opinions, dated the Time of Delivery and addressed to the Purchasers, with respect to the issuance and sale of the Securities, the Transaction Documents, the Offering Memorandum (as amended or supplemented at the Time of Delivery) and other related matters as the Purchasers may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
      Irell & Manella LLP, counsel for the Issuer, shall have furnished to you their written opinions, dated the Time of Delivery, substantially in the forms of Annex I.
      Cole, Raywid & Braverman, L.L.P., special regulatory counsel to the Issuer, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:
        The issue and sale of the Securities and the compliance by the Issuer with all the provisions of the Securities and the Transaction Documents and the consummation of the transactions herein and therein contemplated do not and will not contravene the Cable Acts or any order, rule or regulation of the FCC to which the Issuer or any of their Parent Companies or subsidiaries or any of their property is subject; however, to the extent that any document purports to grant a security interest in licenses issued by the FCC, the FCC has taken the position that security interests in FCC licenses are not valid. To the extent that any party seeks to exercise control of an FCC license in the event of a default or for any other reason, it may be necessary to obtain prior FCC consent;
        To the best of such counsel's knowledge, no consent, approval, authorization or order of, or registration, qualification or filing with the FCC is required under the Cable Acts or any order, rule or regulation of the FCC in connection with the issue and sale of the Securities and the compliance by the Issuer with all the provisions of the Securities, the Indenture, the Security Documents and this Agreement and the consummation of the transactions herein and therein contemplated; however, to the extent that any document purports to grant a security interest in licenses issued by the FCC, the FCC has taken the position that security interests in FCC licenses are not valid; to the extent that any party seeks to exercise control of an FCC license in the event of a default or for any other reason, it may be necessary to obtain prior FCC consent;
        The statements set forth in the Offering Memorandum under the caption "Risk Factors" under the subheading "Risks relating to regulatory and legislative matters," insofar as they constitute summaries of laws referred to therein, concerning the Cable Acts and the published rules, regulations and policies promulgated by the FCC thereunder, fairly summarize the matters described therein;
        To such counsel's knowledge based solely upon its review of publicly available records of the FCC and operational information provided by the Issuer's and their Parent Companies and subsidiaries' management, the Issuer and its subsidiaries hold all FCC licenses for cable antenna relay services necessary to conduct the business of the Issuer and its subsidiaries as currently conducted, except to the extent the failure to hold such FCC licenses would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and
        Except as disclosed in the Offering Memorandum and except with respect to rate regulation matters, and general rulemakings and similar matters relating generally to the cable television, industry, to such counsel's knowledge, based solely upon its review of the publicly available records of the FCC and upon inquiry of the Issuer's and its subsidiaries' management, during the time the cable systems of the Issuer and its subsidiaries have been owned by the Issuer and its subsidiaries (A) there has been no adverse FCC judgment, order or decree issued by the FCC relating to the ongoing operations of any of the Issuer or one of its subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect; and (B) there are no actions, suits, proceedings, inquiries or investigations by or before the FCC pending or threatened in writing against or specifically affecting the Issuer or any of its Parent Companies or subsidiaries or any cable system of the Issuer or any of its subsidiaries which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;
      Curtis Shaw, Esq., General Counsel of the Issuer, shall have furnished to you his written opinion, dated as of the Time of Delivery, in form and substance satisfactory to you, to the effect that:
        Each subsidiary of the Issuer listed on a schedule attached to such counsel's opinion (the "Charter Subsidiaries") has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation; and all the issued shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each Charter Subsidiary are set forth on the books and records of the Issuer and, except for those Charter Subsidiaries that are general partners, assuming receipt of requisite consideration therefor, are fully paid and nonassessable (in the case of corporate entities) and not subject to additional capital contributions (in the case of limited liability company entities and limited partnerships); and, except as otherwise set forth in the Offering Memorandum, and except for liens not prohibited under the credit agreements listed on such schedule, all outstanding shares of capital stock of each of the Charter Subsidiaries are owned by the Issuer, either directly or indirectly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;
        Each of the Issuer and the Charter Subsidiaries has been duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction set forth in a schedule to such counsel's opinion;
        To the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Issuer, or any of the Issuer's subsidiaries is party or of which any property of the Issuer or any of the Issuer's subsidiaries is the subject, of a character required to be disclosed in a registration statement on Form S-1, which is not disclosed in the Offering Memorandum, except for such proceedings which are not likely to have, individually or in the aggregate, a Material Adverse Effect; and, to the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, no such proceedings are overtly threatened by governmental authorities or by others; and
        The issue and sale of the Securities and the compliance by the Issuer with all the provisions of the Securities and the Transaction Documents and the consummation of the transactions therein contemplated will not result in a violation of the provisions of the certificate of incorporation or by-laws, or certificate of formation or limited liability company agreement or partnership agreement, as the case may be, of any of the Charter Subsidiaries;
      On the date of the Offering Memorandum and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
      None of the Issuer or any of the Issuer's subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum (for clarification purposes, this excludes any amendment or supplement to the Offering Memorandum on or after the date of this Agreement) there shall not have been any change in the capital stock, limited liability company interests, partnership interests or long-term debt of the Issuer or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' or members' equity, or results of operations of the Issuer and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;
      Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Issuer by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Issuer (other than an announcement with positive implications of a possible upgrading);
      On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Common Stock on the Nasdaq National Market, (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities or the declaration of a national emergency or war or the occurrence of any other calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering; sale or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum;
      The Securities shall have been designated for trading on PORTAL;
      The Issuer shall have applied for the listing of the Converted Common Stock on the Nasdaq National Market;
      The Issuer shall have applied for the listing of the Borrowed Common Stock initially issuable pursuant to the Share Lending Agreement on the Nasdaq National Market;
      The Issuer shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of each Issuer satisfactory to you as to the accuracy of the representations and warranties of the Issuer herein at and as of such Time of Delivery, as to the performance by the Issuer of all their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (g) and (h) of this Section 7 and as to such other matters as you may reasonably request; and
      The Issuer shall have executed each of the Transaction Documents.
    Indemnification and Contribution.
      Indemnification of the Purchasers. The Issuer agrees to indemnify and hold harmless each Purchaser, its affiliates, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Purchaser furnished to the Issuer in writing by such Purchaser through Citigroup Global Markets Inc. expressly for use therein.
      Indemnification of the Issuer. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its affiliates, officers, directors, employees, members, managers and agents, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Purchaser furnished to the Issuer in writing by such Purchaser through Citigroup Global Markets Inc. expressly for use in the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities, and under the heading "Plan of Distribution," the eleventh paragraph related to over-allotment, covering and stabilization transactions.
      Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which if raised in a proceeding involving both parties would be inappropriate under applicable legal or ethical standards due to actual or potential differing interests between it and the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate under applicable legal or ethical standards due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Purchaser, its affiliates, directors and officers and any control persons of such Purchaser shall be designated in writing by Citigroup Global Markets Inc. and any such separate firm for the Issuer and any control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, not subject to further appeal, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability provided for in such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person (which shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.
      Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer on the one hand and the Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the total discounts and commissions received by the Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuer on the one hand and the Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
      Limitation on Liability. The Issuer and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.
      Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
    Default by a Purchaser.
      If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Issuer. that you have so arranged for the purchase of such Securities, or the Issuer notify you that they have so arranged for the purchase of such Securities, you or the Issuer shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Issuer agree to prepare promptly any amendments to the Offering Memorandum which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
      If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuer as provided in subsection (a) above, the aggregate original principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate original principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Purchaser to purchase the original principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the original principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
      If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuer as provided in subsection (a) above, the aggregate original principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate original principal amount of all the Securities, or if the Issuer shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Issuer, except for the expenses to be borne by the Issuer and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
    Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Issuer, or any officer or director or controlling person of the Issuer, and shall survive delivery of and payment for the Securities.
    Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Issuer shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason other than a termination pursuant to clauses (i), (iii) or (iv) of Section 7(i), the Securities are not delivered by or on behalf of the Issuer as provided herein, the Issuer will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including, fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Issuer shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.
    Reliance and Notices. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Citigroup Global Markets Inc. on behalf of you as Purchasers.

    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers (or any of them) shall be delivered or sent by mail, telex or facsimile transmission to you as Purchasers (or a Purchaser) to Citigroup Global Markets Inc., Attn: General Counsel, 388 Greenwich, New York, New York 10013 (fax: (212) 816-7912), and if to the Issuer shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuer set forth in the Offering Memorandum, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Issuer, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Issuer and the Purchasers and each person who controls the Issuer or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.
    Timeliness. Time shall be of the essence in this Agreement.
    Applicable Law. This Agreement shall be governed by and construed in. accordance with the laws of the State of New York.
    Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Issuer. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Issuer for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

CHARTER COMMUNICATIONS, INC.

By: /s/ Derek Chang
Name: Derek Chang
Title: Executive Vice President

Accepted as of the date hereof

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the
several Purchasers named in Schedule I hereto.

By: Citigroup Global Markets Inc.

By: /s/ Dan L. Richards
Name: Dan L. Richards
Title: Managing Director

By: Morgan Stanley & Co. Incorporated

By: /s/ W. L. Blais
Name: W. L. Blais
Title: Managing Director

EXHIBIT A

Charter Communications, Inc.
Convertible Senior Notes due 2009

November , 2004

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
As Representative of the several Initial Purchasers,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Purchase Agreement (the "Purchase Agreement"), between Charter Communications, Inc., a Delaware corporation (the "Company"), and you as representative of a group of Initial Purchasers named therein, relating to an offering of 5.875% Convertible Senior Notes due 2009, (the "Notes"), of the Company.

In order to induce you and the other Initial Purchasers to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement.

Notwithstanding the foregoing, the undersigned may transfer any securities if the transfer is (a) by gift, will or intestacy; (b) to a member or members of his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this paragraph, "immediate family" shall mean a spouse, lineal descendant, father, mother, brother or sister, niece, nephew, mother-in-law, father-in-law, sister-in-law or brother-in-law of the transferor, in each case whether by birth or adoption and including stepchildren); or (c) by distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to this clause, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement. Nothing herein shall be construed to prohibit or limit in any way the undersigned's ability, as a holder the Company's existing convertible senior notes, to have such notes redeemed and to tender such notes for redemption and receive the proceeds thereof.

If for any reason the Purchase Agreement shall be terminated prior to the Time of Delivery (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

By: ___________________________
Name:
Title:

SCHEDULE I

Purchasers	Original Principal Amount of Firm Securities to be Purchased
Citigroup Global Markets Inc.	$ 600,000,000.00
Morgan Stanley & Co. Incorporated	112,500,000.00
BNP Paribas Securities Corp.	7,500,000.00
Calyon Securities (USA) Inc.	7,500,000.00
ABN AMRO Rothschild LLC	3,750,000.00
BNY Capital Markets, Inc.	3,750,000.00
Harris Nesbitt Corp.	3,750,000.00
Rabo Securities USA, Inc.	3,750,000.00
RBC Capital Markets Corporation	3,750,000.00
Scotia Capital (USA) Inc.	3,750,000.00